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                                                                   Exhibit j(1)

                         INDEPENDENT AUDITORS' CONSENT



The Board of Directors and Shareholders of
AIM Summit Fund, Inc.

We consent to the use of our report on AIM Summit Fund, Inc. dated December 4, 1998 included herein and to the references to our firm under the heading "Financial Highlights" in the Prospectus and "Reports" in the Statement of Additional Information.


                                                   /s/ KPMG LLP
                                                   -------------------
                                                   KPMG LLP


Houston, Texas
February 25, 1999